UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

505 Front Avenue,	83814
Coeur d’Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On November 10, 2008, Coeur d’Alene Mines Corporation (“Coeur”) received notice from the New York Stock Exchange (“NYSE”) that the shares of common stock of Coeur, which are listed on the NYSE, had fallen below the NYSE’s continued listing standard relating to minimum share price, as set forth in Section 802.01C of the NYSE Listed Company Manual. Under that provision, a company’s securities are considered to be below such NYSE compliance standard if the average closing price of the security is less than $1.00 over a consecutive 30 trading-day period. Coeur intends to cure its failure to meet such continued listing standard in accordance with that NYSE listing rule.

Item 8.01 Other Events.

        On November 14, 2008, Coeur distributed to its employees a letter discussing the NYSE notice referenced above and other strategic and operational matters. A copy of the letter, which includes a copy of the press release issued by Coeur on November 13, 2008 related to such NYSE notice, is filed herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

        The following exhibit is filed herewith:

99	Letter to Employees, dated November 14, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D’ALENE MINES CORPORATION
(Registrant)
Dated: November 14, 2008	By: /s/ Mitchell J. Krebs
Mitchell J. Krebs
Senior Vice President and
Chief Financial Officer